Exhibit 99.1

RCN Reports First Quarter 2006 Results

EBITDA Increases to $27 Million

Debt Balance Reduced by Nearly $300 Million

Core Residential Revenue +2%, Commercial Revenue +17% Year-Over-Year

Cost Reduction Strategy on Track

Profitability and Industry Leading Customer Metrics Continue to Rise

Herndon, VA, May 10, 2006 - RCN Corporation (NASDAQ: RCNI), a leading provider of triple play communication services, today announced its results for the first quarter 2006.

“RCN’s first quarter 2006 financial performance demonstrates continued strong execution and rising operating metrics,” stated James F. Mooney, Chairman of RCN’s board of directors. “Increases in our industry leading customer metrics prove RCN is winning targeted multi-play subscribers in our markets, with double- and triple-play customers representing over two-thirds of our portfolio. We also continued to improve our productivity and cost base, which helped drive EBITDA margin up over 300 basis points year-over-year, excluding $3.1 million of nonrecurring benefits in the first quarter of 2005. Lastly, we completed both the Con Edison Communications (“CEC”) acquisition and the sale of our investments in Megacable and MCM, which refined our asset base, expanded our core domestic growth opportunities, and significantly improved our financial position. Going forward, we remain focused on strong execution against our balanced strategy of continued margin improvement, revenue growth through higher customer penetration and selected footprint expansion, and strategic asset portfolio management.”

First Quarter 2006 Results
RCN’s first quarter 2006 results include results of acquired CEC operations beginning March 17, 2006.
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Total revenue of $144 million compared to $141 million in the first quarter of 2005 and $140 million in the fourth quarter of 2005. Compared to the first quarter of 2005, core residential revenue increased 2%, driven by an increase in average revenue per customer (ARPC), to $106; commercial revenue increased 17%, excluding $1.9 million from CEC operations.

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EBITDA of $27 million increased 5% from $26 million in the first quarter of 2005 and 24% from $22 million in the fourth quarter of 2005. As previously disclosed, first quarter 2005 EBITDA included $3.1 million in nonrecurring benefits, including $2.6 million from a change in accounting for legal fees and $0.5 million from reimbursements for transition services related to the sale of RCN’s Carmel, NY system in 2004 - excluding these benefits, first quarter 2006 EBITDA increased approximately 20% year-over-year. EBITDA is a non-GAAP financial measure - see “Non-GAAP Measures” below.

–	Capital expenditures were $15 million compared to $11 million in the first quarter of 2005 and $34 million in the fourth quarter of 2005.
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RCN ended the quarter with $203 million in outstanding debt, a reduction of nearly $300 million from year-end 2005 due to the application of Megacable/MCM sale proceeds, and $98 million in cash, cash equivalents, and short-term investments.

–
As disclosed previously, RCN changed its methodology for counting customers effective January 1, 2006. This change added approximately 10,000 bulk residential and commercial customers, increasing RCN’s year-end 2005 customer count from approximately 409,000 to approximately 419,000. RCN’s updated customer definition includes all units in bulk residential buildings and all commercial customers who subscribe to one or more of RCN’s core voice, video or cable modem services. Using the updated methodology, RCN had approximately 416,000 customers as of March 31, 2006, reflecting a decrease of approximately 3,000 off-net and single product customers during the quarter.

Peter D. Aquino, President and Chief Executive Officer of RCN, stated, “We’re off to a great start in 2006. Core multi-play subscribers are responding well to our new offerings and intensified marketing, driving our industry leading average revenue per customer, RGUs per customer and bundle rate higher in the first quarter. Our focus on direct cost reduction also continued to pay off, which combined with a first quarter price increase helped gross margin expand by over 100 basis points and improved our business model overall. Last, the CEC integration is progressing well, moving toward one consolidated plan, from network synergies to cross-selling opportunities.”

Mr. Aquino concluded, “As we move forward in the year, we remain well positioned for continued growth in our core multi-play customers. Our new initiatives, including retooled, flexible service bundles, new digital vision video tier, faster broadband, and intelligently targeted marketing and promotions, put us on equal or better footing relative to our converging competitors in every market we serve. We are also driving new customer penetration through an emphasis on RCN’s powerful broadband value proposition, which offers the fastest speeds available backed by home networking services and our triple play. In all, we are on track to achieve our objectives for the year.”

Key First Quarter Accomplishments
Asset Portfolio
–	Completed acquisition of CEC, strengthening RCN’s greater New York footprint, for $32 million plus approximately $7 million in working capital and capital expenditure adjustments
–	Completed sale of 49% interests in Megacable and MCM for an implied pre-tax value of approximately $350 million; cash after-tax proceeds of $300 million were applied to substantially reduce debt

Cost Reductions
–	Eliminated over $3 million in annual third-party support costs through aggressive contract negotiations
–
Completed rollout of new work force automation system across all markets, allowing service technicians handheld interaction with provisioning and support systems to better serve customers; centralized dispatch function to more efficiently support our technicians

–	Completed the centralization of network operations center, unifying support for voice, video, and data networks into one state-of-the-art facility
–	Reduced approximately 200 headcount compared to the first quarter of 2005, prior to the CEC acquisition
–	Completed Digital Simulcast in New York market; Boston market nearly complete
–	Realized year-over-year reductions of over 20% in corporate facilities, insurance and property tax expenses

Revenue Growth
–	Launched new package/pricing bundles, offering customers increased levels of customization and incorporating an average price increase of 5%+ to offset programming cost increases

–
Created industry leading video offer with New Digital Vision package with approximately 200 channels including Showtime, The Movie Channel, Starz, Encore, and Cinemax (multiple screens of each) inclusive of accompanying VOD libraries, Music Choice, and many other channels

–
Launched industry leading data offerings at new unbundled price points, offering value for speed; launched new 20 Mbps down/2 Mbps up service in select markets with full market rollout by end of the year

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Completed Boomerang roll out to all markets; announced multi-year agreement to carry YES Network and begin high-definition telecasts of all Yankees and New Jersey Nets games in the New York market; and added SportsNet New York, the new 24/7 regional sports network featuring the New York Mets and New York Jets, to program lineup in digital and high-definition format

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RCN Business Solutions entered into preferred partner agreement with Hibernia Atlantic to provide transatlantic bandwidth and route diversity into the Boston and New York enterprise markets on a secure network, avoiding congested oceanic routes

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Built/upgraded approximately 12,000 homes in Q1, bringing program-to-date total to 37,000 of planned 50,000 new/rebuilt homes by year-end 2006; currently evaluating approximately 10,000 additional homes by year-end

2006 Financial Outlook. RCN reaffirms its full-year 2006 Outlook below:
–	Revenue of approximately $600-605 million (including $35-40 million for CEC)
–	EBITDA of approximately $115-120 million (including $0-5 million for CEC)
–	Capital expenditures of approximately $85-90 million (including $5-10 million for CEC)

Michael T. Sicoli, Chief Financial Officer of RCN, stated, “First quarter results demonstrate RCN’s ability to execute successfully on multiple fronts: cost reduction, revenue growth, and balance sheet management. By selling our investments in Megacable and MCM, we were able to pay down a substantial portion of our debt, reducing leverage by over three turns, saving nearly $30 million per year in interest payments, and positioning RCN to generate positive free cash flow in the second half of 2006. As a result, Moody’s upgraded RCN’s corporate credit rating by two notches, to B1, and RCN’s first-lien credit facility by three notches, to Ba3. Based on this dramatic improvement in our credit profile, we recently launched an effort to refinance our outstanding first- and third-lien facilities to realize improved pricing and terms.”

Non-GAAP Measures
In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, RCN has presented non-GAAP financial measures, such as EBITDA, EBITDA Margin, and ARPC. RCN believes that these non-GAAP measures, viewed in addition to and not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of RCN’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. A reconciliation schedule to the comparable GAAP measures is available on pages 9-10. RCN’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

First Quarter Conference Call
Management will conduct a conference call to discuss first quarter results and its strategic outlook today at 8:30 AM Eastern time. Be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 706-634-2478, conference ID: 7557594. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://investor.rcn.com/calendar.cfm. A replay of this conference call will be available from 11:30 AM today until 11:59 PM Eastern time on May 17, 2006. The dial in number for the replay is 706-645-9291; the conference ID is the same as above. The webcast and slides will also be archived on RCN’s website.

About RCN Corporation
RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential and small business customers in some of the most densely populated markets in the U.S. RCN Business Solutions also provides bulk video, high-capacity data and voice services to a growing number of business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. RCNI-Q

RCN Forward-Looking Statements
This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN's Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430
Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777

(Tables follow)

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)

	For the three Months ended March 31, 2006	For the three Months ended December 31, 2005	For the three Months ended March 31, 2005

Revenues	$143,611	$139,920	$140,809
Costs and expenses:
Direct expenses	49,936	47,494	51,048
Selling, general and administrative (including stock based compensation of $5,159, $4,375 and $0)	71,696	74,877	66,605
Impairments, exit costs and restructuring	1,223	1,548	2,576
Depreciation and amortization	50,849	49,658	45,759

Operating loss	(30,093)	(33,657)	(25,179)

Investment income	1,757	1,641	1,163
Interest expense	(11,105)	(11,002)	(10,233)
Gain on sale of investment in unconsolidated entity	125,377	-	-
Gain (loss) on sale of assets	(1,457)	(222)	1,483
Loss on early extinguishment of debt	(16,068)	-	-
Other income (expense), net	15	(905)	1,087

Income (loss) from continuing operations before reorganization items and income taxes	68,426	(44,145)	(31,679)
Reorganization income (expense), net	-	11,113	-
Income tax expense	7,467	84	379

Income (loss) from continuing operations	60,959	(33,116)	(32,058)
Income (loss) from discontinued operations, net of tax	2	(149)	55
Net income (loss) before cumulative effect of change in accounting
Principle	60,961	(33,265)	(32,003)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees, net of tax	-	-	2,600

Net income (loss)	$60,961	$(33,265)	$(29,403)

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	March 31,	December 31,
	2006	2005

Current Assets:
Cash and cash equivalents	$32,713	$70,906
Short-term investments	65,625	72,111
Other current assets	62,104	63,890
Total current assets	160,442	206,907

Property, plant and equipment, net of accumulated depreciation of $220,221 and $175,215	672,973	705,908
Investment in unconsolidated entity	-	184,896
Investment in acquisition	39,731	-
Intangible assets, net of accumulated amortization of $24,363 and $19,743	113,525	118,145
Long-term restricted investments	17,012	17,568
Deferred charges and other assets	8,958	20,516

Total assets	$1,012,641	$1,253,940

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Total current liabilities	145,626	158,781
Long-term debt and capital lease obligations, less current maturities	202,304	488,449
Other long-term liabilities	43,583	43,808

Total liabilities	391,513	691,038

Commitments and contingencies

Common stock, par value $0.01 per share, 100,000,000 shares authorized, 36,825,956 and 36,825,941	362	360
Committed stock, par value $0.01, 625,976 and 797,938 shares committed	6	8
Committed capital in excess of par	24,399	25,549
Additional paid-in-capital	676,071	669,762
Treasury stock, 39,514 shares at cost	(947)	-
Accumulated deficit	(78,840)	(139,800)
Accumulated other comprehensive income	77	7,023

Total stockholders' equity	621,128	562,902

Total liabilities and stockholders' equity	$1,012,641	$1,253,940

RCN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in Thousands)

	For the three months
	ended March 31,
	2006	2005

Net income (loss) from continuing operations	$60,961	$(32,058)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	50,849	45,759
Loss on early extinguishment of debt	16,068	-
Gain on sale of investment in unconsolidated entity	(125,377)	-
Other	(4,986)	1,949
Net cash provided by (used in) operating activities	(2,485)	15,650

Cash flows from investing activities:
Additions to property, plant and equipment	(15,555)	(11,330)
Investment in acquisition	(37,487)	-
Decrease in short-term investments	6,436	89,863
Proceeds from sale of assets	84	1,437
Proceeds from sale of investment in unconsolidated entity	307,467	-
Decrease (increase) in investments restricted for debt service	555	1,383
Net cash provided by investing activities	261,500	81,353

Cash flows from financing activities:
Repayment of long-term debt	(290,180)	(825)
Premium on repayment of long-term debt	(5,804)
Payments of capital lease obligations	(277)	(156)
Purchase of treasury stock	(947)	-
Net cash used in financing activities	(297,208)	(981)

Net increase in cash and cash equivalents	(38,193)	96,022
Cash and cash equivalents at beginning of period	70,906	54,351

Cash and temporary cash investments at end of period	$32,713	$150,373

RCN CORPORATION
SELECTED OPERATING METRICS
(Excludes Discontinued Operations)

	Q1 2006 (1)	Q4 2005 (1)	Q1 2005
Revenues (Consolidated):
Video	63,933	62,190	61,739
Data	29,544	27,655	26,826
Voice	34,071	34,634	36,378
Other	1,637	2,482	1,918
Total Core Residential	129,184	126,961	126,861
Commercial	9,352	7,034	6,417
Dial - Up	3,773	4,228	5,697
Recip Comp / Other	1,302	1,698	1,834
Total	$143,611	$139,920	$140,809

RGUs:
Voice	271,000	274,000	280,000
Video	365,000	369,000	379,000
Cable Modem	249,000	244,000	229,000
Total RGUs	885,000	887,000	888,000

Number of Customers	416,000	419,000	422,000

% Customers in Bundles	67.4%	66.8%	64.4%

Average Monthly Revenue Per Customer (ARPC)(2)	$106	$103	$100

(1)
Reflects new customer reporting methodology effective 1/1/06; figures not directly comparable to those reported in prior periods. Refer to RCN’s Annual Report on Form 10-K/A for the year ended December 31, 2005 for additional information regarding this change.

(2)
ARPC for 2005 has been calculated under the old methodology, because customer counts under the new methodology are not available prior to January 1, 2006, the effective date of the change. Based on our estimates of customer counts under the new methodology prior to the effective date of the change, we do not believe that the change in methodology would have a material impact on ARPC as previously reported.

RCN Corporation
Non-GAAP Reconciliation

(1) EBITDA is defined as operating income plus depreciation and amortization, non-cash stock based compensation and other special items including non-cash issuance of warrants, impairments and other charges and cumulative effect of accounting changes. EBITDA margin represents EBITDA divided by revenues. We believe that EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund discretionary spending such as capital expenditures and other investments and our ability to incur and service debt. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a calculation commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the cable industry. EBITDA as defined above may not be similar to EBITDA measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations.

	For the three months ended			Guidance
($ in thousands)	March 31, 2006	December 31, 2005	March 31, 2005 as restated	For the year ended December 31, 2006
Operating loss	$(30,093)	$(33,657)	$(25,179)	($110,000-$105,000)
Depreciation and amortization	50,849	49,658	45,759	205,000
Non-cash stock based compensation	5,159	4,939	-	20,000
Non-cash issue of warrants	-	(564)	-	-
Impairments, exit costs & restructuring	1,223	1,548	2,576	-
Cumulative effect of accounting changes	-	-	2,600	-
EBITDA	$27,138	$21,924	$25,756	$115,000 - $120,000
EBITDA Margin	18.9%	15.7%	18.3%

RCN Corporation

Non-GAAP Reconciliation
(Continued)

(2) Average monthly revenue per customer, or ARPC, is an industry metric that measures adjusted revenues, excluding certain commercial and other residential revenue (consisting of dial-up and reciprocal compensation) per period divided by the average number of customers during that period. ARPC as defined above may not be similar to ARPC measures of other companies, is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statement of operations. We believe that ARPC provides useful information concerning the appeal of our service offerings and our rate plans.

For the three months ended
March 31, 2006
Revenue	143,611
Less: Certain Commercial Revenue	(5,483)
Less: Other Residential Revenue	(5,075)
Customer Revenues	133,053
ARPC	$106

(3) Free Cash Flow as defined by RCN can be found in our Reconciliation of Non-GAAP Information located on our website www.rcn.com.

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